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                                                                    EXHIBIT 99.1





                             MRI Devices Corporation



     Condensed Consolidated Financial Statements and Accompanying Footnotes

            As of and for the Five Months Ended May 31, 2004 and 2003

                                   (Unaudited)





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                                    CONTENTS




Condensed Consolidated Financial Statements (Unaudited)

       Condensed Consolidated Balance Sheets - As of May 31, 2004

       Condensed Consolidated Statements Of Operations - For the five months ended May 31, 2004 and 2003

       Condensed Consolidated Statements Of Cash Flows - For the five months ended May 31, 2004 and 2003

Notes to Condensed Consolidated Financial Statements




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MRI DEVICES CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
As of May 31, 2004
(Dollars in Thousands)

                                                                      May 31,
                                                                       2004
                                                                      -------

ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                           $ 6,389
  Trade accounts receivable, net                                       11,895
  Inventories                                                           6,934
  Prepaid expenses and other                                              506
                                                                      -------
    TOTAL CURRENT ASSETS                                               25,724

Property, plant and equipment, net                                      5,892

INTANGIBLE AND OTHER ASSETS
  Goodwill                                                                955
  Other intangibles, net                                                   85
  Other assets                                                             71
                                                                      -------
    TOTAL ASSETS                                                      $32,727
                                                                      =======


LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Current portion of long-term debt                                   $   436
  Accounts payable                                                      1,489
  Accrued expenses and other liabilities                                1,965
                                                                      -------
    TOTAL CURRENT  LIABILITIES                                          3,890

LONG-TERM DEBT, less current portion                                    2,657

Stockholders' equity:
  Common stock, $.01 par value, 250,000 shares authorized
     226,404 issued and outstanding at May 31, 2004                         2
  Additional paid-in capital                                            4,752
  Retained earnings                                                    21,141
  Other comprehensive income                                              285
                                                                      -------
Total Stockholders' equity                                             26,180
                                                                      -------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $32,727
                                                                      =======


See accompanying notes to condensed consolidated financial statements.



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MRI DEVICES CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Five Months Ended May 31, 2004 and 2003
(Dollars in Thousands)

                                                2004              2003
                                              --------          --------
Sales                                         $ 21,553          $ 14,609
Cost of goods sold                               9,172             6,210
                                              --------          --------

      Gross profit                              12,381             8,399

Operating expenses:
  Selling, general and administrative            3,727             2,301
  Research and development                       1,722             1,247
                                              --------          --------
      Total operating expenses                   5,449             3,548
                                              --------          --------

      Income from operations                     6,932             4,851

Other income (expense):
  Interest income                                   16                21
  Interest expense                                 (78)              (71)
  Other, net                                        68                56
                                              --------          --------

     Net income                               $  6,938          $  4,857
                                              ========          ========






See accompanying notes to condensed consolidated financial statements.

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MRI DEVICES CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
For the Five Months Ended May 31, 2004 and 2003
(Dollars in Thousands)

                                                                         2004              2003
                                                                       -------           -------
Cash flows from operating activities:
  Net Income                                                           $ 6,938           $ 4,857
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                          144               106
    Changes in operating assets and liabilities:
      Trade receivables                                                  1,425            (1,841)
      Inventories                                                         (348)             (611)
      Prepaid expenses and other assets                                   (187)              (79)
      Accounts payable and accrued expenses                                 59             1,057
                                                                       -------           -------

        Net cash provided by operating activities                        8,031             3,489

Cash flows from investing activities:
  Capital expenditures                                                    (287)           (1,297)
  Other assets                                                            --                  (9)
                                                                       -------           -------

        Net cash used in investing activities                             (287)           (1,306)

Cash flows from financing activities:
  Proceeds from the issuance of common stock                               394              --
  Repayment of loans                                                       (56)              (70)
  Dividends paid                                                        (5,708)           (4,554)
                                                                       -------           -------

        Net cash used in financing activities                           (5,370)           (4,624)
                                                                       -------           -------

Effect of exchange rate changes on cash                                    (39)              130

Net increase (decrease) in cash and cash equivalents                     2,335            (2,311)
Cash and cash equivalents at beginning of period                         4,054             5,960
                                                                       -------           -------

Cash and cash equivalents at end of period                             $ 6,389           $ 3,649
                                                                       =======           =======


See accompanying notes to condensed consolidated financial statements.


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MRI DEVICES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A - GENERAL

     In the opinion of Management, the accompanying unaudited consolidated financial statements contain all adjustments, which are of a normal recurring nature, necessary to present fairly the financial position of MRI Devices Corporation (the "Company") at May 31, 2004 and the results of its operations, and cash flows for each of the five month periods presented. The results for the five months presented are not necessarily indicative of the results to be expected for the entire year and should be read in conjunction with the Company's audited consolidated financial statements which were filed by Intermagnetics General Corporation with the Securities and Exchange Commission on September 29, 2004 as Exhibit 99.1 and 99.2 on form 8-K/A.

     The consolidated financial statements include the accounts of MRI Devices Corporation, and its wholly-owned subsidiaries, MRI Europe and Daum Gmbh. References to the Company include all of the consolidated companies. All significant intercompany balances and transactions have been eliminated.

     The Company and its stockholders have elected to be treated as an S Corporation under provisions of the Internal Revenue Code. Accordingly, the Company's taxable income or loss is includable in the individual income tax returns of its stockholders and no income tax provision is included in these financial statements.


NOTE B - INVENTORIES

     Inventories are valued at the lower of cost or market. Cost is principally determined by the first-in, first-out method.

     The major classes of inventories at May 31, 2004 are as follows:

                                                 MAY 31,
                                                  2004
                                                -------
             Raw materials                      $ 3,817
             Work in process                        577
             Finished goods                       2,690
             Excess and obsolete
               inventory reserves                  (150)
                                                -------
                                                $ 6,934
                                                =======


     The Company accrues for possible future claims arising under terms of various warranties made in connection with the sale of products. The following table is a reconciliation of the change in the aggregate accrual for product warranty for the five months ended May 31, 2004:


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                                              Five Months
                                                 Ended
(Dollars in thousands)                       May 31, 2004
                                             ------------

Balance at beginning of period                    $ 86
    Warranty expense                                11
    Cost of warranty performed                     (11)
                                             ---------
Balance at May 31, 2004                           $ 86
                                             =========


NOTE C - GOODWILL AND OTHER INTANGIBLE ASSETS

     1.  GOODWILL


         Goodwill represents the excess of purchase price over the fair value of net assets acquired. Goodwill is stated at cost at May 31, 2004 and there has been no change since December 31, 2003.

     2.  OTHER INTANGIBLE ASSETS

         Other intangible assets are primarily made up of patents held by Daum Gmbh.

         The Company periodically evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of these assets may not be recoverable. If factors indicate that these assets should be evaluated for possible impairment, the Company would use an estimate of the relevant undiscounted cash flow over the remaining life of the assets whether the carrying value is recoverable. An impairment loss would be measured by reducing the carrying value to fair value, based on a discounted cash flow analysis.


NOTE D - LINE OF CREDIT

     The Company has a revolving business note with a bank under which it may borrow up to $2,000,000 through May 1, 2004. The Company negotiated a five month extension of this note that expires on September 30, 2004. As of May 31, 2004 the company had $299,000 outstanding and $1.7 million remained available under this revolving business note.


NOTE E - RELATED PARTY TRANSACTIONS

     The Company leases approximately 12,000 square feet of space in Wisconsin from the President, a stockholder of the Company. The lease has been accounted for as an operating lease. The lease expires in November 2004. The lease agreement includes an option to purchase the building during the lease term, under terms specified in the agreement. Related party expense included in rent expense was approximately $47,000 for the five months ended May 31, 2004 and 2003.

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NOTE F - SUBSEQUENT EVENT

     On May 17, 2004, Intermagnetics General Corporation announced their intention to acquire the Company. The deal was structured as a cash and stock transaction which included a $45.0 million cash payment, a three-year $5.0 million promissory note and approximately 2,460,000 shares of Intermagnetics common stock with a value of about $52.1 million. The transaction closed on July 16, 2004.




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              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


         The following unaudited pro forma condensed consolidated financial statements give effect to our acquisition of Invivo that was closed on January 27, 2004, and our acquisition of MRI Devices Corporation (MRID) that was closed on July 16, 2004 using the purchase method of accounting.

         We derived this information from our audited consolidated financial statements as of and for the fiscal year ended May 30, 2004 and our unaudited consolidated financial statements as of and for the six months ended November 28, 2004. Because the calendar year end of MRID differs from that of Intermagnetics' by more than 93 days, the year end of MRID has been recast to May 31, 2004 for the purposes of the pro forma presentation. In doing so, we have derived the historical financial statements of MRID by utilizing the unaudited consolidated balance sheet as of May 31, 2004 and unaudited consolidated income statement of MRID for the seven months ended December 31, 2003, combined with the unaudited consolidated income statement for the five months ended May 31, 2004. The historical financial statements used in preparing the pro forma financial statements are summarized in the pro forma statements and should be read in conjunction with the complete unaudited condensed consolidated financial statements and related notes of MRID, which are contained in Exhibit 99.1, to this filing and of Intermagnetics, which were filed on form 10-K with the SEC on August 13, 2004 and on form 10-K/A on October 12, 2004.

         The unaudited pro forma condensed consolidated income statement for the fiscal year ended May 30, 2004, give effect to both the Invivo and MRID acquisitions as if they had been consummated as of May 26, 2003, the beginning of Intermagnetics fiscal year 2004. The unaudited pro forma condensed consolidated income statement for the six months ended November 28, 2004, give effect to the MRID acquisition as if it had been consummated as of May 30, 2004, the beginning of Intermagnetics fiscal year 2005. The effects of the MRID acquisition have already been incorporated in the historical unaudited income statement of Intermagnetics for four and half months. Therefore, the income statement pro forma adjustments for MRID reflect only a month and a half of operations which ended on July 16, 2004.

         The unaudited pro forma condensed consolidated balance sheet as of May 30, 2004, gives effect to the MRID acquisition as if it was effective May 30, 2004. The effects of the Invivo acquisition have already been incorporated in the historical audited balance sheet of Intermagnetics and approximately four months of its operations are included in the audited income statement of Intermagnetics for the fiscal year ended May 30, 2004. Therefore, the income statement pro forma adjustments for Invivo reflect only the eight months of operations ended January 26, 2004.

         The pro forma adjustments, which are based upon available information and upon certain assumptions that we believe are reasonable, are described in the accompanying notes. The final purchase price allocation for MRID may differ and the difference may be material. The valuation of the acquired intangibles used in the accompanying pro forma financial statements was based upon preliminary assessments. We anticipate having this valuation complete and finalized before the end of our fiscal year ending May 29, 2005.

         We are providing the unaudited pro forma condensed consolidated financial information for illustrative purposes only. The companies may have performed differently had they been combined during the periods presented. You should not rely on the unaudited pro forma condensed consolidated financial information as being indicative of the historical results that would have been achieved had the companies actually been combined during the periods presented or the future results that the combined company will experience. The unaudited pro forma condensed consolidated financial statements do not give effect to any cost savings or operating synergies expected to result form the acquisition or the costs to achieve such cost savings or operating synergies.